Exhibit 99.1

NEXT BRIDGE HYDROCARBONS, INC. PROVIDES STATEMENT REGARDING ITS SPIN-OFF

Holders are encouraged to review Prospectus

FORT WORTH – February 16, 2023 – Next Bridge Hydrocarbons, Inc. (“Next Bridge,” “our,” “we,” or the “Company”), a private oil and gas exploration and production company with interests in Texas and Oklahoma, today provided the below summary in connection with its spin-off (the “Spin-Off”) on December 14, 2022, from Meta Materials, Inc. (“Meta”) to address certain inquiries from our shareholders.

▪	Immediately after the Spin-Off, the Company became an independent public reporting company, and the Company’s common stock is not and will not be publicly traded and will not be eligible for electronic transfer through the Depository Trust Company book-entry system or any other established clearing corporation.

o	At the time of the Spin-Off, Meta distributed 165,472,241 of the outstanding shares of the Company’s common stock held by it on a pro rata basis to holders of Meta’s Series A Non-Voting Preferred Stock. Each share of Meta’s Series A Non-Voting Preferred Stock outstanding as of close of business on December 12, 2022, the record date for the Spin-Off, entitled its holder to receive one share of the Company’s common stock.

o	At the time of the Spin-Off, the current Executive Officers of the Company did not own any of Meta’s Series A Non-Voting Preferred Stock.

▪	There is currently no public market for our common stock, and there is no current expectation for a public market to develop for the common stock.

▪	The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company (“AST”). AST has distributed all shares of our common stock related to the Spin-Off – either directly to any stockholders that held their shares directly registered with AST or to our shareholders’ bank, broker or nominee representatives. For questions relating to the mechanics of the distribution of shares resulting from the Spin-Off or matters relating to subsequent transfer of shares our common stock, you should review the Prospectus referenced below or contact AST shareholder relations at:

American Stock Transfer & Trust Company, LLC

Shareholder Services Call Center

718-921-8124

Hours: 8 a.m. – 8 p.m. ET (Monday - Friday)

Help@astfinancial.com

▪	By registering the shares of common stock in connection with the Spin-Off, we became subject to the reporting obligations under the Exchange Act, which includes the filing of an Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

▪	The Company expects to file its Form 10-K for the year ended December 31, 2022, with the SEC pursuant to the SEC’s reporting requirements on or before March 31, 2023.

▪	We recognize that some of our shareholders who owned Meta’s Series A Non-Voting Preferred Stock prior to the Spin-Off might have been affected by FINRA’s halting of the trading in that stock while the Company was still wholly owned and controlled by Meta (the “Trading Halt”). The current board and officers of the Company have no information from FINRA regarding the Trading Halt other than the information in the public notice published by FINRA announcing the Trading Halt. Further, FINRA did not provide any advance notice to the Company or Meta prior to its initiating the Trading Halt. While we were not involved in the Trading Halt, we certainly empathize with anyone adversely affected by the Trading Halt and are assessing the matter.

▪	The Company believes that our primary means of delivering shareholder value is to develop our interests in the Orogrande Basin, and we remain focused on this objective.

For a complete description of the Company and the Spin-Off, please refer to the Prospectus dated November 18, 2022 at:  https://www.sec.gov/Archives/edgar/data/1936756/000119312522292114/d302576d424b4.htm

Accordingly, in the future, the Company is expected to more fully address certain operational and financial updates related to the Company’s business. To receive timely emails with respect to these corporate developments, please visit www.nextbridgehydrocarbons.com/ and complete the Email Alert/ Investor Form. You may also choose to follow our social media channels at @nbhydrocarbons on Twitter and “Next Bridge Hydrocarbons” on LinkedIn.

About Next Bridge Hydrocarbons, Inc.

The Company is an independent public reporting energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. Our primary focus has been the development of interests in an oil and gas project consisting of 134,000 contiguous gross acres we hold in the Orogrande Basin in West Texas in Hudspeth County, Texas. In addition, we have minor interests in the Eastern edge of the Midland Basin in Texas, and two minor well interests in Oklahoma. Please visit www.nextbridgehydrocarbons.com for more information.

This statement may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct. Information concerning the assumptions, uncertainties and risks that may affect the actual results can be found in the Company’s filings with the Securities and Exchange Commission ("SEC") available on the Company’s website or the SEC's website at www.sec.gov.

Contact:

Dennard Lascar Investor Relations

NextBridge@dennardlascar.com

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